UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2008

PetroHunter Energy Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-51152	98-0431245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Stout Street, Suite 2000, Denver, CO          80202
 (Address of principal executive offices)                (Zip Code)

Registrant’s telephone number, including area code: (303) 572-8900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 11, 2008, the management of PetroHunter Energy Corporation (the “Company”), in consultation with the Audit Committee of its Board of Directors and Gordon, Hughes & Banks, LLP, its independent registered public accounting firm, determined that the unaudited financial statements for the quarterly periods ended December 31, 2007 and March 31, 2008, included in the Company’s Quarterly Report on Form 10-Q for the quarters ended December 31, 2007 and March 31, 2008, should not be read without also considering the effect of errors that were discovered in subsequent periods.  The Company has identified the aggregate effects of correcting these errors in their proper quarterly periods, which is set forth in the Note 14 to its financial statements included in its Quarterly Report for the quarter ended June 30, 2008.

The corrections relate primarily to an error in the Company’s accounting for detachable warrants in relation to its convertible debt issued in the fiscal first quarter ended December 31, 2007, which resulted in a significant error in the previously reported financial statements. Additionally, certain significant errors have arisen as the result of the incorrect interpretation and application of technical accounting guidance to the Company’s business circumstances.  The Company has concluded that the individual and aggregate effects of these errors do not have a material effect on its June 30, 2008 unaudited balance sheet, or on the results of its operations for the nine months ended June 30, 2008.

The Company’s management and Audit Committee discussed the above matters with Gordon, Hughes & Banks, LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHUNTER ENERGY CORPORATION
August 13, 2008	By /s/ Charles Josenhans Charles Josenhans Interim Chief Financial Officer